Exhibit 4.2
Form of 5.375% Subordinated Notes due 2056
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HERE AFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR APYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTEDE BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

BOK FINANCIAL CORPORATION
5.375% Subordinated Notes due 2056
No.:         1
CUSIP:     05561Q300
ISIN:      US05561Q3002
BOK FINANCIAL CORPORATION, an Oklahoma corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] ($[•]), or such other principal amount as may be set forth in the records of the Depositary or the Securities Registrar hereinafter referred to in accordance with the Indenture, on June 30, 2056 (the “Stated Maturity Date”). The Company further promises to pay interest on said principal sum from June 27, 2016 or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or made available for payment, quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing September 30, 2016, at the rate of 5.375% per annum until the principal hereof is paid or made available for payment. In the event that any date, other than the Stated Maturity Date, on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). In the event that the Stated Maturity Date is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on this Security or such payment will accrue for the period from and after the Stated Maturity Date in respect of such delay. A “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York are permitted or required by law, regulation or executive order to close. The interest installment so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the March 15, June 15, September 15 or December 15 immediately preceding the relevant Interest Payment Date whether or not such day is a Business Day. Any such interest installment not so punctually paid or made available for payment shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to Holders of Registered Securities entitled thereto as such Holders shall appear in the Securities Register.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature on next page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
BOK FINANCIAL CORPORATION

By:    ________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:__________________________________
Authorized Signatory

[Reverse of Security]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Notes Indenture, dated as of June 27, 2016 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.
The Securities of this series shall initially be limited to U.S.$150,000,000 in aggregate principal amount. Following the initial issuance of the Securities of this series, the aggregate principal amount of the Securities of this series may be increased as provided in the Indenture.
All terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
The Securities of this series shall be redeemable by the Company, at its option, in whole at any time or in part from time to time, on or after June 30, 2021, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any such redemption will be subject to the prior approval of the Board of Governors of the Federal Reserve System.
No sinking fund will be provided with respect to the Securities of this series.
The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the Company, when authorized by a Board Resolution, and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or modifying in any manner the rights and obligations of the Holders of the Securities of each such series under the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of a specified percentage in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continued Event of Default or Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name as Trustee thereunder and offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest on or after the respective Stated Maturities expressed in this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon presentment of this Security for registration of transfer at the office or agency of the Company maintained under Section 5.02 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer substantially in the form attached hereto duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.
THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[FORM OF TRANSFER NOTICE]
To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Note to: _____________________________________
(Insert assignee’s legal name)

________________________________________________________________________
(Insert assignee’s Soc. Sec. or tax I.D. no.)

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your signature: _______________________
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*: _______________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).